Exhibit 10(ah)











              ====================================================






                            ASSET PURCHASE AGREEMENT

                                 by and between

                     WALLS INDUSTRIES, INC., CLEBURNE, TEXAS

                                       and

                             BIG SMITH BRANDS, INC.







                           --------------------------


                                February 26, 1999

                           --------------------------






              ====================================================


                                TABLE OF CONTENTS

                                                                                   Page


1.      Transfer of Assets and Liabilities............................................1
        1.1.   Assets to be Sold......................................................1
        1.2.   Excluded Assets........................................................1
        1.3.   Liabilities to be Assumed..............................................1
        1.4.   Liabilities Not Assumed................................................2

2.      Consideration and Payment.....................................................2
        2.1.   Consideration..........................................................2
        2.2    Calculation of Purchase Price..........................................2
        2.3.   Payment of Purchase Price..............................................3
        2.4.   Allocation of Purchase Price.  ........................................3

3.      Closing; Closing Date.........................................................4

4.      Representations and Warranties of the Seller..................................4
        4.1.   Due Organization, Authority and Qualification..........................4
        4.2.   Subsidiaries...........................................................4
        4.3.   Authority to Execute and Perform Agreements............................4
        4.4.   Organizational Documents and Corporate Records.........................5
        4.5.   Financial Statements; Liabilities......................................5
        4.6.   No Material Adverse Change.............................................5
        4.7.   Taxes..................................................................6
        4.8.   Compliance with Laws...................................................6
        4.9.   Permits................................................................6
        4.10.  No Breach..............................................................6
        4.11.  Environmental Matters..................................................7
        4.12.  Claims and Proceedings.................................................7
        4.13.  Contracts..............................................................8
        4.14.  Inventory..............................................................8
        4.15.  Real Estate............................................................9
        4.16.  Product Warranty......................................................10
        4.17.  Tangible Property.....................................................11
        4.18.  Intellectual Property.  ..............................................11
        4.19.  Title to the Assets...................................................12
        4.20.  All Material Assets...................................................13
        4.21.  Suppliers and Customers...............................................13
        4.22.  Employee Benefit Plans................................................13
        4.23.  Labor Matters.........................................................14
        4.24.  Insurance.............................................................15
        4.25.  Officers, Directors and Employees.....................................15





                                        i




                                                                                   Page
                                                                                   ----


        4.26.  Seller Products.......................................................16
        4.27.  Operations of the Seller.  ...........................................16
        4.28.  Potential Conflicts of Interest.......................................16
        4.29.  Public Disclosure.....................................................17
        4.30.  Pre-Closing Actions...................................................17
        4.31.  Year 2000 Compliance..................................................17

5.      Representations and Warranties of the Buyer..................................17
        5.1.   Due Organization and Authority........................................17
        5.2.   Authority to Execute and Perform Agreements...........................17
        5.3.   No Breach.............................................................18
        5.4    Availability of Funds.................................................18

6.      Covenants and Agreements.....................................................18
        6.1.   Conduct of Business...................................................18
        6.2.   Corporate Examinations and Investigations.............................19
        6.3.   Publicity.............................................................19
        6.4.   Indemnification of Brokerage..........................................19
        6.5.   Required Consents.....................................................19
        6.6.   Collection of Outstanding Receivables.................................20
        6.7.   Employees and Benefit Plans...........................................20
        6.8.   Transfer of the Marks.................................................22

7.      Conditions Precedent to the Obligations of the Buyer.........................22
        7.1.   Representations and Covenants.........................................22
        7.2.   Consents and Approvals................................................22
        7.3.   Opinion of Counsel to the Seller......................................22
        7.4.   Additional Closing Documents..........................................23
               7.4.1  Closing Documents of the Seller................................23
               7.4.2  Closing Documents of the Licensor..............................23
        7.5.   Non-Compete Agreements................................................23
        7.6.   Title Insurance.......................................................23
        7.7.   Survey................................................................24
        7.8.   Tax Returns...........................................................24
        7.9.   FIRPTA Affidavit......................................................24
        7.10   Landlord Estoppel Certificate.........................................24
        7.11   Repayment of Loans....................................................25

8.      Conditions Precedent to the Obligation of the Seller.........................25
        8.1.   Representations and Covenants.........................................25
        8.2.   Consents and Approvals................................................25
        8.3.   Additional Closing Documents of the Buyer.............................25
        8.4.   Opinion of Counsel to the Buyer.......................................26
        8.5.   Non-Compete Agreements................................................26







                                       ii




                                                                                   Page
                                                                                   ----


9.      Post-Closing Covenants and Agreements........................................26
        9.1.   Prorations............................................................26
        9.2.   Bulk Sales Laws.......................................................26
        9.3.   Further Assurances....................................................27

10.     Survival of Representations and Warranties of the Seller.....................27

11.     Indemnification..............................................................27
        11.1.  Obligation of the Seller to Indemnify.................................27
        11.2.  Obligation of the Buyer to Indemnify..................................27
        11.3.  Notice and Opportunity to Defend......................................28
               11.3.1 Notice of Asserted Liability...................................28
               11.3.2 Opportunity to Defend..........................................28
        11.4.  Limitation on Indemnification.........................................29
        11.5.  Payment under Indemnification Provisions..............................29

12.     Termination of Agreement.....................................................29
        12.1.  Termination...........................................................29
        12.2.  Survival After Termination............................................30
        12.3.  Termination Payments..................................................30

13.     Miscellaneous................................................................30
        13.1.  Certain Definitions...................................................30
        13.2.  Consent to Jurisdiction and Service of Process........................33
        13.3.  Notices...............................................................34
        13.4.  Entire Agreement......................................................35
        13.5.  Waivers and Amendments; Non-Contractual Remedies......................35
        13.6.  Governing Law.........................................................35
        13.7.  Binding Effect; Assignment............................................35
        13.8.  Counterparts..........................................................35
        13.9.  Exhibits and Schedules................................................36
        13.10. Headings..............................................................36



EXHIBITS

A.   Form of Trademark License
B.   Form of Seller Non-Compete Agreement
C.   Form of Shareholder Non-Compete Agreement

SCHEDULES

1.1(a)       Assets
1.2          Excluded Assets
1.3          Assumed Liabilities
1.4(c)       Excluded Liabilities
4.1          Qualifications  of  the  Seller
4.2          Subsidiaries  of  the  Seller
4.5(b)       Liabilities
4.9          Permits
4.10         Required  Consents
4.12         Claims and  Proceedings
4.13(a)      Assumed  Contracts
4.13(b)      Excluded  Contracts
4.15(a)(i)   Owned Real Property
4.15(a)(ii)  Excluded  Real  Property
4.15(a)(iii) Permitted  Liens
4.15(b)(i)   Real Property Leases
4.15(b)(ii)  Excluded Leases
4.16         Product Warranty
4.18(b)      Intellectual  Property  (Seller)
4.18(c)      Intellectual  Property (Third Party)
4.19         Title to the Assets
4.21         Suppliers and Customers
4.22         Benefit Plans
4.22(i)      Unfunded Obligations
4.24         Insurance
4.25(a)      Transferred Officers, Directors and Employees
4.25(b)      Excluded Officers, Directors and Employees
4.26         Seller Products
4.27         Operations of the Business
4.28         Potential Conflicts of Interest
5.3          Authority of the Buyer
6.4          Brokers


                                  DEFINED TERMS

                                                                                   Page

Buyer.................................................................................1
Seller................................................................................1
Contemplated Transactions.............................................................1
Assets................................................................................1
Licensor..............................................................................1
"Trademark License....................................................................1
Marks.................................................................................1
Excluded Assets.......................................................................1
Assumed Liabilities...................................................................1
Excluded Liabilities..................................................................2
Transaction Expenses..................................................................2
Purchase Price........................................................................2
GAAP .................................................................................2
Appraiser.............................................................................2
PP&E Value............................................................................2
Estimated Inventory Value.............................................................3
Inventory Value.......................................................................3
Initial Inventory Payment.............................................................3
Allocation Schedule...................................................................3
Section 1060..........................................................................3
Objections Notice.....................................................................3
Accounting Referee....................................................................4
Closing Date..........................................................................4
Condition of the Business.............................................................4
Financial Statements..................................................................5
Audited Financial Statements..........................................................5
Interim Financial Statements..........................................................5
Pro Forma Financial Statements........................................................5
Balance Sheet Date....................................................................5
Taxes.................................................................................6
Orders................................................................................6
Laws .................................................................................6
Governmental Bodies...................................................................6
Permits...............................................................................6
Required Consents.....................................................................7
Contracts.............................................................................7
Claims................................................................................7
Seller Products.......................................................................8
Excluded Contracts....................................................................8




                                       v

                                                                                   Page
                                                                                   ----

Owned Real Property...................................................................9
Title Defects.........................................................................9
Permitted Liens.......................................................................9
Real Property Leases..................................................................9
Leased Real Property..................................................................9
Excluded Leases.......................................................................9
Real Property........................................................................10
Improvements.........................................................................10
Tangible Property....................................................................11
Seller Benefit Plans.................................................................13
Seller Products......................................................................16
SEC  ................................................................................17
Systems..............................................................................17
Year 2000 Compliant..................................................................17
Accounts Receivable..................................................................20
Transferred Employees................................................................20
Shares...............................................................................22
Licensor Organizational Documents....................................................22
Shareholder Consent..................................................................22
Real Property Lease Assignment and Assumption Agreement..............................23
Computer and Software Lease..........................................................23
Facility Lease.......................................................................23
Seller Non-Compete Agreement.........................................................23
Shareholder Non-Compete Agreement....................................................23
Title Company........................................................................24
Credit Facility......................................................................25
NationsCredit........................................................................25
Assumption of Liabilities............................................................26
Losses...............................................................................27
Indemnitee...........................................................................28
Indemnifying Party...................................................................28
Asserted Liability...................................................................28
Claims Notice........................................................................28
Basket Amount........................................................................29
Termination Costs....................................................................30
Termination Fee......................................................................30
affiliate............................................................................30
Benefit Plan.........................................................................30
Code ................................................................................30
Commonly Controlled Entity...........................................................30
Documents............................................................................31
Employee.............................................................................31
Environment..........................................................................31




                                       vi

                                                                                   Page
                                                                                   ----

Environmental Compliance Costs.......................................................31
ERISA................................................................................31
Hazardous Substance..................................................................31
Intellectual Property................................................................31
IRS  ................................................................................32
Liability............................................................................32
Lien ................................................................................32
Pension Plan.........................................................................32
Person...............................................................................32
property.............................................................................32
properties...........................................................................32
Release..............................................................................32
Remedial Action......................................................................32
Safety and Environmental Laws........................................................33
Subsidiary...........................................................................33
Tax Return...........................................................................33


                            ASSET PURCHASE AGREEMENT
                            ------------------------


               AGREEMENT,   dated  February  26,  1999,  by  and  between  WALLS
INDUSTRIES, INC., CLEBURNE, TEXAS, a Delaware corporation (the "Buyer"), and BIG SMITH BRANDS, INC., a Delaware corporation (the "Seller").

               The Buyer wishes to purchase from the Seller, and the Seller wishes to sell to the Buyer, certain of the assets, properties, rights and business of the Seller upon the terms and subject to the conditions of this Agreement (the "Contemplated Transactions").

               Certain terms used in this Agreement are defined in Section 13.1.

               Accordingly, the parties agree as follows:

               1.     Transfer of Assets and Liabilities.
                      ----------------------------------

                      1.1.   Assets to be Sold.

                             (a)    At the Closing, the Seller shall sell to the
Buyer and the Buyer shall purchase from the Seller, all of the intangible (except as set forth in Section 1.1(b)) and the specified tangible assets of the Seller relating to the Seller's workwear lines of business set forth on Schedule 1.1(a) (collectively, the "Assets"). The Assets shall include, without limitation, the inventory, property, plant, equipment, contracts and intellectual property rights set forth on Schedule 1.1(a).

                             (b)    In addition, at the Closing, a subsidiary of
the Seller (the "Licensor") and the Buyer shall enter into a trademark license agreement in the form of Exhibit A (the "Trademark License"). Under the Trademark License, the Licensor shall grant the Buyer a perpetual, royalty-free license for workwear (with rights to sublicense) in the name "Big Smith" and related trademarks, service marks and trade names (collectively, the "Marks").

                      1.2.   Excluded Assets.  The Buyer shall not purchase any
of the assets of the Seller relating to its sportswear lines of business, including, without limitation, those assets set forth on Schedule 1.2 (collectively, the "Excluded Assets"). The Excluded Assets shall also include any of the Seller's cash or accounts receivable attributable to the sale of products in the workwear lines of business prior to the Closing.

                      1.3. Liabilities to be Assumed. The Buyer shall not assume any of the Seller's liabilities except such contracts and agreements as are specifically identified and set forth on Schedule 1.3 (collectively, the "Assumed Liabilities"). The

Buyer's liability under any Assumed Liability shall be only for obligations arising from and after the Closing Date.

                      1.4. Liabilities Not Assumed. The Buyer shall not assume or in any way be liable for the payment, performance and discharge of any liabilities or obligations of the Seller except as specifically provided in
Section 1.3. Without limiting the foregoing, the Buyer shall not assume and the Seller shall retain, the following liabilities and obligations of the Seller (collectively, the "Excluded Liabilities"):

                             (a)    all liabilities, obligations and expenses of
any kind or nature relating to Taxes of the Seller and, with respect to the Assets, for any period ending on or before the Closing Date (including, without limitation, any liabilities, obligations and expenses pursuant to any tax sharing agreement, tax indemnification or similar arrangement) and any Taxes payable in connection with the transactions contemplated by this Agreement;

                             (b)    all liabilities, obligations and expenses
arising from the Contemplated Transactions, including, without limitation, all legal fees payable in connection with this Agreement (collectively, the "Transaction Expenses");

                             (c)    all liabilities, obligations and expenses
arising pursuant to Safety and Environmental Laws from the operation of the Assets on or before the Closing Date or from any events, conditions or circumstances existing on or before the Closing Date; and

                             (d)    all such other liabilities, obligations and
expenses set forth on Schedule 1.4(d).

               2.     Consideration and Payment.
                      -------------------------

                      2.1. Consideration. At the Closing, upon the terms and subject to the conditions of this Agreement, and in consideration of the sale of the Assets referred to in Section 1.1, the Buyer will deliver to the Seller an aggregate purchase price (the "Purchase Price") equal to the sum of: (i) the appraised value of the Company's property, plant and equipment included in the Assets; and (ii) the book value of the Company's good, saleable and usable inventory included in the Assets, such book value to be calculated in accordance with generally accepted accounting principles ("GAAP") consistently applied.

                      2.2    Calculation of Purchase Price.
                             -----------------------------

                             (a)    The property, plant and equipment included
in the Assets shall be appraised by the Buyer's financing source or its designee the "Appraiser") during the period between the date hereof and the Closing Date. The Appraiser shall calculate the value, on a liquidated basis, of the property, plant and equipment included in the Assets (the "PP&E Value").

                             (b)    Prior to the Closing, the Seller shall
estimate, and the Buyer shall review and confirm, the book value of the inventory included in the Assets in accordance with GAAP consistently applied (the "Estimated Inventory Value"). The Buyer shall then have thirty days after the Closing Date to establish, and the Seller shall review and confirm, the book value of the inventory included in the Assets on and as of the Closing Date in accordance with GAAP consistently applied (the "Inventory Value").

                      2.3.   Payment of Purchase Price.
                             -------------------------

                             (a)    At the Closing, the Buyer shall deliver to
the Seller cash, by wire transfer of immediately available funds, in an amount equal to the sum of: (i) the PP&E Value; and (ii) 80% of the Estimated Inventory Value.

                             (b) No more  than  five  days  after  the date upon
which the  Inventory  Value is  established  pursuant to section  2.2(b) of this
Agreement: (i) if the Inventory Value exceeds the amount paid at the Closing pursuant to Section 2.3(a)(ii) of this Agreement (the "Initial Inventory Payment"), then the Buyer shall deliver to the Seller cash, by wire transfer of immediately available funds, in an amount equal to the difference between the Inventory Value and the Initial Inventory Payment; and (ii) if the Initial Inventory Payment exceeds the Inventory Value, then the Seller shall deliver to the Buyer cash, by wire transfer of immediately available funds, in an amount equal to the difference between the Initial Inventory Payment and the Inventory Value.

                      2.4.   Allocation of Purchase Price.
                             ----------------------------

                             (a)    Within a reasonable period following the
Closing, the Buyer shall prepare and deliver to the Seller a schedule (an "Allocation Schedule") allocating the sum of the Purchase Price and the Assumed Liabilities among the Assets, in such amounts reasonably determined by the Buyer to be consistent with Section 1060 of the Code, and the regulations thereunder ("Section 1060").

                             (b)  The  Seller  shall  have a  period  of  twenty
business days after the delivery of the Allocation Schedule to present in writing to the Buyer notice of any objections the Seller may have to the allocations set forth therein (an "Objections Notice"). Unless the Seller timely objects, such Allocation Schedule shall be binding on the parties without further adjustment, absent manifest error.

                             (c) If the Seller shall raise any objections within
the twenty-business day period, the Buyer and the Seller shall negotiate in good faith and use their reasonable best efforts to resolve such dispute. If the parties fail to agree within fifteen days after the delivery of the Objections Notice, then the disputed items shall be resolved by Deloitte & Touche, or if such firm declines to act in such capacity, by such other firm of independent nationally recognized accountants chosen and mutually accepted by both parties (the "Accounting Referee"), whose determination shall be final and binding on the parties. The Accounting Referee shall resolve the dispute within thirty days after the item has been referred to it. The costs, fees and expenses of the Accounting Referee shall be borne equally by the Seller and the Buyer.

                             (d)  For  all  Tax  (as  defined  in  Section  4.7)
purposes, the Buyer and the Seller agree to report the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, and that neither of them will take any position inconsistent therewith in any Tax Return.

               3. Closing; Closing Date. The Closing of the sale and purchase of the Assets contemplated hereby shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison at 11:00 a.m. on April 9, 1999, or at such other place or such other time or date as the parties may mutually agree in writing, provided that all of the conditions to the Closing set forth in Articles 7 and 8 have been satisfied or waived by the party entitled to waive the same. The time and date upon which the Closing occurs is herein called the "Closing Date."

               4. Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer as follows:

                      4.1. Due Organization, Authority and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and lawful authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted. The Seller is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 4.1, which are the only jurisdictions in which such qualification or authorization is required by law and in which the failure to so qualify or be authorized could have a material adverse effect on the Assets or the business, prospects, results of operations or financial condition of the business of the Seller (the "Condition of the Business").

                      4.2. Subsidiaries. Except as set forth on Schedule 4.2, the Seller does not own any interest in any Subsidiary.

                      4.3. Authority to Execute and Perform Agreements. The Seller has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each and every other agreement and instrument contem plated hereby to which the Seller is or will be a party, and to perform fully the Seller's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Seller, and each and every other agreement and instrument contemplated by this Agreement to which the Seller is a party will be duly executed and delivered by the Seller and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement and each such other agreement and instrument will be valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms.

                      4.4.   Organizational Documents and Corporate Records.
The Seller has heretofore delivered to the Buyer true and complete copies of the Certificate of Incorporation (certified by the Secretary of State of Delaware) and the By-laws of the Seller as in effect on the date hereof.

                      4.5.   Financial Statements; Liabilities.
                             ---------------------------------

                             (a)    The Seller has previously furnished to the
Buyer a copy of the following financial statements of the Seller (collectively the "Financial Statements"): (i) audited balance sheets and the related statements of income and cash flow as of and for the years ended December 31, 1995, December 31, 1996 and December 31, 1997 (collectively, the "Audited Financial Statements"); (ii) unaudited balance sheets and the related statements of income and cash flow as of and for the nine months ended September 30, 1998 (collectively, the "Interim Financial Statements"); and (iii) unaudited balance sheets and related statements of income and cash flows prepared on a pro forma basis for the workwear lines of business for the years ended December 31, 1996, December 31, 1997, and December 31, 1998 (collectively, the "Pro Forma Financial Statements"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial position of the Seller as of such dates and the results of operations of the Seller for such periods, subject, in the case of the Interim Financial Statements, to year-end audit adjustments; provided, however, that both the Interim Financial Statements and Pro Forma Financial Statements may lack footnotes and other presentation items.

                             (b)    Except as set forth on Schedule 4.5(b), the
Seller does not have any material indebtedness, liability or obligation, absolute or contingent, of a nature required to be reflected on a balance sheet prepared in accordance with

GAAP, other than: (i) liabilities fully and adequately reflected or reserved against in the Interim Financial Statements; and (ii) liabilities incurred after September 30, 1998 in the ordinary course of business consistent with the past practices of the Seller.

                      4.6. No Material Adverse Change. Since September 30, 1998 (the "Balance Sheet Date"), there has been no material adverse change in the Condition of the Business, and the Seller does not know of any such change which is threatened, nor has there been any damage, destruction or loss which could have or has had a material adverse effect on the Condition of the Business, whether or not covered by insurance.

                      4.7. Taxes. No state of facts exists or has existed that would constitute grounds for the assessment against the Buyer, whether by reason of transferee liability or otherwise, of any liability for any federal, state, county, local, foreign or other tax (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto and obligations under any tax sharing, tax allocation or similar agreement to which the Seller is a party, and including expenses associated with contesting any proposed adjustment related to any of the foregoing (hereinafter "Taxes") attributable to any period ending on or before the Closing Date relating to the Seller's income, assets and operations, including the Assets, or arising out of the Contemplated Transactions. There is no pending or threatened Tax audit of any Tax Return filed by or on behalf of the Seller or with respect to the Seller's income, assets and operations, including the Assets.

                      4.8. Compliance with Laws. The Seller is not in material violation of any applicable order, judgment, injunction, award, decree or writ (collectively, "Orders"), or any applicable law, statute, code, ordinance, regulation or other requirement (collectively, "Laws"), of any government or political sub division thereof, or any agency or instrumentality of any such government or political subdivision, or any insurance company or fire rating and any other similar board or organization or other non-governmental regulating body (to the extent that the rules, regulations or orders of such body have the force of law), or any court or arbitrator (collectively, "Governmental Bodies"), and the Seller has not received notice that any such violation is being or may be alleged.

                      4.9. Permits. The Seller has all licenses, permits, exemptions, consents, waivers, authorizations, rights, certificates of occupancy, franchises, orders or approvals of, and has made all required registrations with, any Governmental Body that are material to the conduct of the business of, or the intended use of any properties of, the Seller (collectively,"Permits"). All Permits are listed on
Schedule 4.9 and are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of the Seller, threatened to revoke or limit any Permit.

                      4.10. No Breach. None of the execution and delivery by the Seller of this Agreement or any other agreement or instrument contemplated hereby, the consummation of the transactions contemplated hereby or thereby or the per formance by the Seller of this Agreement or any other agreement or instrument contemplated hereby in accordance with their respective terms and conditions: (a) violates any provision of the Certificate of Incorporation or By-laws of the Seller; (b) requires the Seller to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other Person, except its shareholders and as set forth on Schedule
4.10 (the  "Required  Consents");  (c) if the Required  Consents  are  obtained, violates, conflicts with or results in the breach of any of the terms of, results in a material modification of the effect of, otherwise causes the termination of or gives any other contracting party the right to terminate, or constitutes (or with notice or lapse of time or both constitutes) a default (by way of substitution, novation or otherwise) under, any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement (collectively, the "Contracts") to which the Seller is a party or by or to which it or any of its properties may be bound or subject, or results in the creation of any Lien upon any of the Assets; (d) if the Required Consents are obtained, violates any Order of any Governmental Body against, or binding upon, the Seller or upon the Assets or the Seller's properties or business; or (e) if the Required Consents are obtained, violates any Law of any Governmental Body.

                      4.11.  Environmental Matters.
                             ---------------------

                             (a)    The Seller has complied and is in compliance
in all material respects with all Safety and Environmental Laws.

                             (b)    The Seller has not received any notification
pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the environment or health and safety that the Seller, any of its current or past operations, or any of the Assets is or may be implicated in or subject to any Claim, Order, hearing notice, agreement or evaluation by any Governmental Body or any other Person.

                             (c)    There are no past or present events,
conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance with Safety and Environmental Laws, or which have given rise to or will give rise to liabilities, costs or expenses pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the environment or health and safety.

                      4.12. Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving the Seller. Except as set forth on Schedule 4.12, there are no material actions, suits, claims or legal, administrative or arbitral proceedings or investigations (collectively,"Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or, to the knowledge of the Seller, threatened, against or involving the Seller. All notices required to have been given to any insurance company listed as insuring against any Claim set forth on Schedule
4.12 have been timely and duly given and, except as set forth on Schedule 4.12, no insurance company has asserted, orally or in writing, that such Claim is not covered by the applicable policy relating to such Claim. Except as set forth on
Schedule 4.12, there are no product liability Claims against or involving the Seller or any product manufactured, marketed or distributed at any time by the Seller ("Seller Products") and no such Claims have been settled, adjudicated or otherwise disposed of since January 1, 1995.

                      4.13.  Contracts.

                             (a)    Schedule 4.13(a) sets forth all of the
Contracts and other agreements, whether or not in writing, which are being assigned hereby to the Buyer and the obligations under which are Assumed Liabilities. /1/

                             (b)    Schedule 4.13(b) sets forth all of the other
Contracts or agreements, whether or not in writing, that are material to the Seller's business or by which the Assets are bound (collectively, the "Excluded Contracts"). The Buyer shall not assume any of the Excluded Contracts.

                             (c) There have been delivered or made available to
the Buyer true and complete copies of all of the Contracts set forth on Schedule 4.13(a), Schedule 4.13(b) or on any other Schedule. All of the Contracts set forth on Schedule 4.13(a) are valid, binding and in full force and effect. The Seller is not in default in any material respect under any of such Contracts, and no condition exists that with notice or lapse of time or both would constitute such a material default thereunder. To the knowledge of the Seller, no other party to any such Contract is in default thereunder in any material respect nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder.

------------------------------

/1/ So as not to impose an unnecessary burden, Schedule 4.13(a) may refer to certain types of ordinary course contracts (e.g., sales orders) below a reasonable dollar amount generically, as opposed to listing each one.

                      4.14. Inventory. The inventory of the Seller consists of raw materials, work in process and finished goods, all of which is in good and merchantable condition, and suitable and usable or saleable in the ordinary course of business for the purpose for which it was procured or manufactured, and none of which is slow moving, obsolete, damaged or defective, subject only to the reserve for inventory writedown set forth on the Interim Financial Statements; provided, however, that the Seller shall not be liable for a breach of this Section 4.14 to the extent that the Inventory Value reflects the reduced value of any such slow moving, obsolete, damaged or defective inventory.

                      4.15.  Real Estate.
                             -----------

                             (a)    Ownership of the Premises.
                                    -------------------------

                                    (i)     The Seller is the owner of good and
marketable title to the land described on Schedule 4.15(a)(i) and to all of the buildings, structures and other improvements located thereon (collectively, the "Owned Real Property") free and clear of all Title Defects (as defined below) except as set forth on Schedule 4.15(a)(i). The Owned Real Property constitutes all of the real property included in the Assets.

                                    (ii)    Schedule 4.15(a)(ii) sets forth all
of the other real property owned by the Seller (collectively, the "Excluded Real Property"). The Buyer shall not acquire, and the Assets shall not include, any of the Excluded Real Property.

                                    (iii) For purposes of this Agreement, "Title
Defects" shall mean and include any mortgage, deed of trust, Lien, pledge, security interest, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect or encumbrance other than the matters set forth on Schedule 4.15(a)(iii) (collectively "Permitted Liens").

                             (b)    Leased Properties.
                                    -----------------

                                    (i)     Schedule 4.15(b)(i) sets forth a
true, correct and complete schedule of all leases and other agreements, including all modifications, amendments and supplements thereto included in the Assumed Liabilities (collectively, the "Real Property Leases"), under which the Seller uses or occupies or has the right to use or occupy, now or in the future, any real property (the land, buildings and other improvements covered by the Real Property Leases being hereinafter called the "Leased Real Property"), which Schedule sets forth the date of and parties to each Real Property Lease, the date of and parties to each amendment, modification and supplement thereto, the term and renewal terms (whether or not exercised) thereof, the annual rent payable thereunder and a brief description of the Real Property (as defined below) covered thereby. All rent and other sums and charges payable by the Seller as tenant under each Real Property Lease are current. No event has occurred and no condition exists that would materially interfere with the Seller's quiet enjoyment and use of the Real Property. The Real Property Leases are in full force and effect and the Seller has not received any notice of default thereunder.

                                    (ii)    Schedule 4.15(b)(ii) sets forth all
of the other leases and other agreements including all modifications, amendments and supplements thereto to which the Seller is a party (collectively, the "Excluded Leases"), which Schedule contains the same categories of information as are required to be set forth in Schedule 4.15(b)(i). The Buyer shall not assume, and the Assets shall not include, any Excluded Leases.

                             (c)    Entire Premises.  The Owned Real Property
and the Leased Real Property include all of the land, buildings, structures and other improvements required to conduct the workwear lines of business on an on-going basis. The Owned Real Property and the Leased Real Property are hereinafter collectively referred to as the "Real Property."

                             (d)    Condemnation.  The Seller has not received
notice, and the Seller has no knowledge of, any pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof, or of any sale or other disposition of the Real Property or any part thereof, in lieu of condemnation.

                             (e)    Condition and Operation of Improvements. All
buildings, structures, fixtures and other improvements in, on or within the Owned Real Property (the "Improvements"), are, taken as a whole, in reasonable operating condition and repair, normal wear and tear excepted, subject to continued repair and replacement in accordance with past practice.

                             (f)    Real Property Taxes.  Each of the parcels
included in the Owned Real Property is assessed for real estate tax purposes as a wholly independent tax lot, separate from any adjoining land or improvements not constituting a part of such parcel.

                             (g)    Survey.  There are no encroachments or other
facts or conditions affecting any parcel of Owned Real Property that would be revealed by an accurate survey which would, individually or in the aggregate,
(i) interfere in any material respect with, or materially increase the cost of, the use, occupancy or operation thereof as currently used, occupied and operated or (ii) materially reduce the fair market value thereof below the fair market value such parcel would have had but for such encroachment or other fact or condition. No portion of any Improvement encroaches upon any property not included within the Owned Real Property or upon the area of any easement affecting the Owned Real Property.

                             (h)    Space Leases.  Other than the lessors under
the Real Property Leases, no Person other than the Seller has any right to the possession, use, occupancy or enjoyment of the Real Property or any portion thereof.

                      4.16. Product Warranty. Schedule 4.16 sets forth a description of all express warranties provided by the Seller with respect to products sold by it and includes a copy of the standard terms and conditions of sale for the Seller.

                      4.17. Tangible Property. The facilities, machinery, equipment, furniture, buildings and other improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property included in the Assets (the "Tangible Property") are in all material respects in reasonable operating condition and repair, normal wear and tear excepted, subject to continued repair and replacement in accordance with past practice. During the past three years there has not been any significant interruption of the operations of the Seller due to inadequate maintenance of the Tangible Property.

                      4.18.  Intellectual Property.
                             ---------------------

                             (a)    The Seller is not infringing any
Intellectual Property rights of others in the operation of its businesses, as currently conducted, nor to the Seller's knowledge is any other Person infringing the Intellectual Property rights of the Seller. The Seller has not received any claim or notice alleging any such infringement during the past 12 months (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party).

                             (b)    Schedule 4.18(b) identifies each patent or
registered trademark owned by the Seller which has been issued to the Seller with respect to any of its Intellectual Property, identifies each pending patent or trademark application which the Seller has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered or made available to the Buyer correct and complete copies of all such patents, registered trademarks, registrations, applications, licenses, sublicenses, agreements and permissions (as amended to date). Schedule 4.18(b) also identifies each trade name or unregistered trademark presently used by the Seller in connection with its business. With respect to each item of Intellectual Property required to be identified in Schedule 4.18(b), except as set forth therein:

                                    (i) to the knowledge of the Seller, the
Seller possesses all right, title and interest in and to the item, free and clear of any Lien;

                                    (ii)  the item is not subject to any
outstanding Order; and

                                    (iii)  no action, suit, proceeding, hearing,
investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Seller, is threatened which challenges the legality, validity, enforceability, use or ownership of the item.

With respect to each license, sublicense, agreement or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property and which remains in full force and effect, the Seller has not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item of Intellectual Property subject to such license, sublicense, agreement or other permission.

                             (c) Schedule 4.18(c)  identifies each material item
of Intellectual Property that any third party owns and that the Seller uses pursuant to license, sublicense, agreement or permission. The Seller has delivered or made available to the Buyer correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in
Schedule 4.18(c), except as set forth therein:

                                    (i)  the license, sublicense, agreement or
permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                                    (ii)  the Seller is not, and to the
knowledge of the Seller, the other parties to such license, sublicense, agreement or permission are not, in breach or default thereunder;

                                    (iii)  to the knowledge of the Seller, the
underlying  item of  Intellectual  Property  is not  subject to any  outstanding
Order;

                                    (iv)  to the knowledge of the Seller, no
action, suit, proceeding, hearing, investigation, claim or demand is pending or threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                                    (v)  the Seller has not granted any
sublicense or similar right with respect to the license, sublicense, agreement or permission.

                      4.19.  Title to the Assets.  Except as set forth on
Schedule 4.19, the Seller has good title to, or a valid leasehold interest in, all of the Assets, free and clear of any Liens, except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character or amount and which do not materially detract from the value or use of the assets subject thereto or affected thereby. Upon completion of the Contemplated Transactions, the Buyer will acquire good title to all of the Assets, free and clear of any Liens, except for Liens, if any, imposed by the Buyer.

                      4.20.  All Material Assets.
                             -------------------

                             The Assets include all of the assets required to
operate the Seller's workwear lines of business on an on-going basis, consistent with past practice.

                      4.21.  Suppliers and Customers.
                             -----------------------

                             Schedule 4.21 lists, by dollar volume paid, for the
nine months ended September 30, 1998, the 25 largest suppliers and the 25 largest customers of the Seller. The relationships of the Seller with such suppliers and customers are good commercial working relationships and, except as set forth on Schedule 4.21: (i) no Person listed on Schedule 4.21, within the last twelve months, has threatened to cancel or otherwise terminate, or to the knowledge of the Seller, intends to cancel or otherwise terminate, the relationship of such Person with the Seller; and (ii) no such Person has, during the last twelve months, decreased materially or threatened to decrease or limit materially, or to the knowledge of the Seller intends to modify materially its relationship with the Seller or intends to decrease or limit materially its services or supplies to the Seller or its usage or purchase of the services or products of the Seller.

                      4.22.  Employee Benefit Plans.
                             ----------------------

                             (a)    Schedule 4.22 lists each Benefit Plan that
the Seller maintains or to which the Seller contributes (the "Seller Benefit Plans"). The Seller has no liability, and does not reasonably expect to incur any liability in the future, under any Benefit Plans other than the Seller Benefit Plans. None of the Benefit Plans is a Pension Benefit Plan or a
multiemployer plan (within the meaning of Section 3(37) of ERISA). Each such Benefit Plan (and related trust, insurance contract or fund) complies in form and in operation in all material respects with its terms and applicable law, including the applicable requirements of ERISA and the Code. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Benefit Plan. The Seller has delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent Form 5500 Annual Report, the most recent determination letter and all related trust agreements, insurance contracts and other funding agreements which implement each such Benefit Plan.

                             (b)    No Claim with respect to the administration
or the investment of the assets of any such Benefit Plan (other than routine claims for benefits) is pending.

                             (c) With respect to each Benefit Plan, no event has
occurred, and there exists no condition or set of circumstances in connection with which the Buyer could, directly or indirectly, be subject to any material liability under ERISA, the Code or any other applicable law.

                             (d)  Each  Benefit  Plan  that  is  intended  to be
qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

                             (e)    No other trade or business is or at any time
within the past six years, has been treated, together with the Company, as a single employer under Section 414 of the Code or Section 401 of ERISA.

                             (f)    No Benefit Plan is a Retiree Welfare Plan.

                             (g)    The consummation of the transactions
contemplated by this Agreement will not entitle any current or former employee to severance pay, unemployment compensation or any similar payment under any Benefit Plan or accelerate the time of payment or vesting, or increase the amount of any compensation due to, or in respect of, any current or former employee under any Benefit Plan.

                             (h)    As of the Closing, the Seller has not
incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, and within the 90-day period immediately following the Closing, the Buyer will not incur any such liability or obligation if, during such 90-day period, only terminations of employment in the normal course of operations occur.

                             (i)    There are no unfunded obligations under any
Benefit Plan which are not fully set forth on Schedule 4.22(i).

                             (j)    Each Benefit Plan may be amended or
terminated at any time and there is nothing preventing the assignment of any of the Benefit Plans [and all required consents, if any, in connection with the assignment of the Benefit Plans in accordance with this Agreement have been obtained.]

                             (k) There is no Seller Benefit Plan that could
individually or collectively give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162(m) of the Code.

                      4.23. Labor Matters. The Seller is not a party to or bound by any union or collective bargaining agreement. The Seller is not a party to any pending arbitration or grievance proceeding or other claim relating to any labor contract nor, to the knowledge of the Seller, is any such action threatened. Within the previous 12 months, the Seller has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with its business, and there is currently no labor strike, request for representation, slowdown or stoppage actually pending or, to the knowledge of the Seller, threatened against the Seller. The Seller has provided to the Buyer all written employment agreements with the Transferred Employees (as defined below) which are presently in effect.

                      4.24. Insurance. Schedule 4.24 sets forth a list (specifying the insurer, describing each pending Claim thereunder of more than $50,000 and setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance held by or on behalf of the Seller. Such policies and binders are valid and binding in accordance with their terms, are in full force and effect, and insure against risks and liabilities to an extent and in a manner customary in the industries in which the Seller operates. The Seller is not in default with respect to any provision contained in any such policy or binder. The Seller has not failed to give any notice or present any Claim under any such policy or binder in due and timely fashion. Except for Claims set forth on Schedule 4.24, there are no outstanding unpaid Claims under any such policy or binder, and the Seller has not received any notice of cancellation or non-renewal of any such policy or binder.

                      4.25.  Officers, Directors and Employees.
                             ---------------------------------

                      (a) Schedule 4.25(a), which will be completed by the parties during the period between the date hereof and the Closing, sets forth:
(i) the name, title and total compensation of each officer, director or comparable Person of the Seller who will be offered continued employment by the Buyer after the Closing Date; (ii) the name, title, and total compensation of each other employee, consultant or other representative of the Seller who will be offered continued employment by the Buyer after the Closing Date and whose current or committed annual rate of compensation (including bonuses and commissions) exceeds $20,000; (iii) all wage and salary increases, bonuses and increases in any other direct or indirect compen sation received by such Persons since the Balance Sheet Date; (iv) any payments or commitments to pay any severance or termination pay to any such Persons; and (v) any accrual for, or any commitment or agreement by the Seller to pay, such increases, bonuses or pay. None of such Persons has indicated that he or she will cancel or otherwise terminate such Person's relationship with the Seller.

                      (b) Schedule 4.25(b) sets forth the name and title of (i) each officer, director or comparable Person of the Seller who will not be offered continued employment by the Buyer after the Closing Date and (ii) each other employee, consultant or other representative of the Seller who will not be offered continued employment by the Buyer after the Closing Date.

                      4.26. Seller Products. There are no statements, citations or decisions by any Governmental Body specifically stating that any products sold by the Seller (collectively the "Seller Products") are defective or unsafe or fail to meet any standards promulgated by any such Governmental Body. Except as set forth on Schedule 4.26, there is no (a) fact relating to any Seller Product that may impose upon the Seller a duty to recall any Seller Product or a duty to warn customers of a defect in any Seller Product, (b) latent or overt design, manufacturing or other defect in any Seller Product or (c) material liability for warranty claims or returns with respect to any Seller Product not fully reflected on the Audited or Interim Financial Statements.

                      4.27.  Operations of the Seller.  Except as set forth on
Schedule 4.27, since the Balance Sheet Date the Seller has not: (a) waived any material right under any Contract or other agreement of the type required to be set forth on any Schedule; (b) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it; (c) materially changed any of its business policies, including, without limitation, advertising, investment, marketing, pricing, purchasing, production, personnel, sales, returns, budget or product acquisition policies;
(d) made any acquisition of all or any part of the properties, capital stock or business of any other Person; (e) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Contract or other agreement that is or was material to the Condition of the Business; (f) amended its Certificate of Incorporation, or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any of its ownership interests or any shares of its capital stock or changed or agreed to change in any manner the rights of its ownership interests or the character of its business; (g) made any material capital expenditures (or series of related capital expenditures) outside the ordinary course of business; (h) granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the ordinary course of business; or (i) engaged in any other material transaction other than in the ordinary course of business.

                      4.28. Potential Conflicts of Interest. Except as set forth on Schedule 4.28, (a) the Seller does not, (b) no officer, director or affiliate of the Seller, (c) no relative or spouse (or relative of such spouse) of any such officer, director or affiliate and (d) no entity controlled by one or more of the foregoing:

                             (i) own(s), directly or indirectly, any interest in
(excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Seller;

                             (ii) own(s), directly or indirectly, in whole or in
part, any property that the Seller uses in the conduct of its business; or

                             (iii)  has any  cause  of  action  or  other  claim
whatsoever against, or owes any amount to, the Seller, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under Benefit Plans, and similar matters and agreements existing on the date hereof.

                      4.29. Public Disclosure. No document filed with the Securities and Exchange Commission (the "SEC") by or on the behalf of the Seller, during the five years prior to the date hereof, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not materially false or misleading.

                      4.30. Pre-Closing Actions. The Seller has not sold, transferred or made any other disposition of any of its inventory or other assets other than in the ordinary course of business, consistent with past practice.

                      4.31.  Year 2000 Compliance.  Except as set forth on
Schedule 4.31, all software, hardware, databases and embedded control systems used by the Seller (collectively, the "Systems") and, as applicable, each of the Seller Products are Year 2000 Compliant. As used herein, the term "Year 2000 Compliant" means that the Systems and Seller Products: (i) accurately process date and time data (including, without limitation, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations; and (ii) operate accurately with other software and hardware that use standard date format (4 digits) for representation of the year. Following the Closing, the Buyer shall not incur any material expenses arising from or relating to the failure of any of the Systems or Seller Products to be Year 2000 Compliant.

               5. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller as follows:

                      5.1. Due Organization and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted.

                      5.2. Authority to Execute and Perform Agreements. The Buyer has the requisite corporate power and authority to enter into, execute and deliver this Agreement and each and every other agreement and instrument contemplated hereby to which the Buyer is or will be a party, and to perform fully the Buyer's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Buyer, and each and every other agreement and instrument contemplated by this Agreement to which the Buyer is a party will be duly executed and delivered by the Buyer and (assuming due execution and delivery hereof and thereof by the other parties hereto and thereto) this Agreement and each such other agreement and instrument will be valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms.

                      5.3. No Breach. Except as set forth on Schedule 5.3, none of the execution and delivery by the Buyer of this Agreement or any other agreement or instrument contemplated hereby, the consummation of the transactions contemplated hereby or thereby nor the performance by the Buyer of this Agreement or any other agreement or instrument contemplated hereby in accordance with their respective terms and conditions: (a) violates any provision of the Certificate of Incorporation or By-laws of the Buyer; (b) requires the Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other Person;
(c) violates, conflicts with or results in the breach of any of the terms of, results in a material modification of the effect of, otherwise causes the termination of or gives any other contracting party the right to terminate, or constitutes (or with notice or lapse of time or both constitutes) a default (by way of substitution, novation or otherwise) under, any of the Contracts to which the Buyer is a party or by or to which it or any of its properties may be bound or subject, or results in the creation of any Lien upon any of its properties;
(d) violates any Order of any Governmental Body against, or binding upon, the Buyer or upon its properties or business; or (e) violates any Law of any Governmental Body.

                      5.4 Availability of Funds. The Buyer has delivered to the Seller evidence satisfactory to the Seller that the Buyer has available, and will have available on the Closing Date, sufficient funds to enable it to consummate the Contemplated Transactions.

               6. Covenants and Agreements. Each party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing set forth in Articles 7 and 8, and, in addition, the parties covenant and agree as follows:

                      6.1. Conduct of Business. From the date hereof through the Closing Date, the Seller agrees that it shall conduct its business in the ordinary course and, in a manner such that the representations and warranties contained in Article 4 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. The Seller shall give the Buyer prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of the Seller contained in this Agreement.

                      6.2. Corporate Examinations and Investigations. Prior to the Closing Date, the Seller agrees that the Buyer shall be entitled, through its employees and representatives, to make such investigation of the properties, businesses and operations of the Seller, and such examination of the books, records and financial condition of the Seller, as it wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the Seller shall cooperate fully therein. No investigation by the Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller contained in this Agreement.

                      6.3. Publicity. The parties agree that, except to the extent required by Law or the rules or regulations of any applicable stock exchange, no publicity release or announcement concerning this Agreement or the Contemplated Transactions shall be made without advance approval thereof by the Seller and the Buyer. If a party is required by Law or the rules or regulations of any applicable stock exchange to issue a release or make an announcement concerning this Agreement or the Contemplated Transactions, such party shall notify the other before doing so.

                      6.4.   Indemnification of Brokerage.
                             ----------------------------

                             (a)    The Seller represents and warrants to the
Buyer that except as set forth on Schedule 6.4 no Broker has acted on behalf of the Seller in connection with this Agreement or the Contemplated Transactions, and that there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Seller, or any action taken by the Seller. The Seller agrees to indemnify and hold harmless the Buyer from any claim or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Seller, and to bear the cost of legal expenses incurred in defending against any such claim.

                             (b)    The Buyer represents and warrants to the
Seller that no Broker has acted on behalf of the Buyer in connection with this Agreement or the Contemplated Transactions, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Buyer, or any action taken by the Buyer. The Buyer agrees to indemnify and hold harmless the Seller from any claim or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Buyer, and to bear the cost of legal expenses incurred in defending against any such claim.

                      6.5. Required Consents. The Seller shall, prior to the Closing, obtain or make, at its sole expense, all Required Consents and undertake all actions, incur all expenses, costs and obligations and provide all bonds, guarantees or other financial instruments required pursuant to the Required Consents. The Seller agrees to indemnify and hold harmless the Buyer from any costs, expenses, obligations or liabilities arising in connection with or pursuant to any of the Required Consents.

                      6.6. Collection of Outstanding Receivables. After the Closing Date, the Buyer will collect any payments remitted to the Buyer for products shipped by the Seller prior to the Closing Date (the "Accounts Receivable") and remit such payments to the Seller on the second and fourth Fridays of each month. In addition, the Buyer will make reasonable efforts to assist the Seller in securing payments for outstanding Accounts Receivable upon the request of the Seller.

                      6.7.   Employees and Benefit Plans.

                             (a)  Offers of Employment.  The Buyer shall offer
employment as of the Closing to those current full time employees of the Seller listed on Schedule 4.25(a) (such employees who accept such offer of employment shall hereinafter be referred to as "Transferred Employees") on substantially the same, or better, terms and conditions of employment as provided to such employees by the Seller immediately prior to the Closing; provided, however, that nothing in this Agreement shall be construed to limit or restrict the ability of the Buyer to terminate the employment of the Transferred Employees following the Closing or to require the Buyer to maintain the terms of such employment, including any particular level of benefits. As of the Closing, the Buyer shall offer each Transferred Employee benefits that are comparable, in the aggregate, to benefits being provided to an existing employee of the Buyer who holds a position in the Buyer's organization comparable to that being offered to such Transferred Employee. The Seller shall be responsible and indemnify the Buyer for all employment-related liabilities incurred or accrued prior to, or solely as a result of the Closing, including any severance liabilities incurred under WARN, or otherwise.

                             (b) Coverage Under Medical Plan.  The Buyer shall
offer each Transferred Employee who participated in the Seller's health plan immediately prior to the Closing (and each such Transferred Employee's beneficiaries and dependents) with immediate coverage under a health benefit plan not materially less favorable than the health benefit plan in which each such Transferred Employee participated immediately prior to the Closing. Each Transferred Employee shall receive credit under such health benefit plan for all amounts paid by each of them under the Seller's health benefit plan for purposes of any applicable 1999 calendar year deductibles, co-payments or out-of-pocket maximums under such health benefit plan. The Buyer shall be solely responsible for providing Transferred Employees with any continuation coverage (and shall have sole liability in respect of any failure to provide such continuation coverage) under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA resulting from any "qualifying event" occurring on or after the Closing Date or as a result of the transactions contemplated by this Agreement (without regard to whether the Buyer otherwise would have been required to provide such coverage in the absence of this Agreement). The Seller shall retain such liability with respect to any "qualifying event" occurring on or prior to the Closing Date.

                     (c) Certain Welfare Plans and Worker's
Compensation Liabilities.

                                    (i) Except as otherwise provided in this
Section, the Seller shall remain responsible for all claims under welfare benefit plans with respect to all the Seller's employees until they are treated as Transferred Employees and in respect of all persons who are not Transferred Employees. Except as otherwise provided in this Section, the Seller will be solely responsible for all claims that are pending or incurred with respect to Transferred Employees before the Closing Date under any welfare benefit plan maintained by the Seller. The buyer will be solely responsible for all claims under any welfare benefit plan maintained by the Buyer with respect to all persons who are treated as Transferred Employees that are incurred on or after the Closing Date. For purposes of this paragraph, a claim will be deemed to have been incurred under any medical or dental plan on the date services with respect to such claim are performed (regardless of whether such services are a part of a continuing course of treatment), and a claim will be deemed to have been incurred under any disability plan on the date the participant satisfies the conditions for disability.

                                    (ii) The Seller shall be responsible for any
liabilities in respect of any claim for worker's compensation benefits in respect of all the Seller's employees until they are treated as Transferred Employees and in respect of all persons who are not Transferred Employees. The Buyer shall be solely responsible for all liabilities in respect of any claim for worker's compensation benefits of any Transferred Employees that are asserted on or after the Closing Date.

                             (d) WARN.  The Buyer shall be responsible and
indemnify the Seller for all employment-related liabilities incurred or accrued after the Closing with respect to any Transferred Employees, including any severance liabilities incurred under WARN, or otherwise.

                             (e) FICA/FUTA Cooperation.  The Seller and the
Buyer each will (i) treat the Buyer as a "successor employer" and the Seller as a "predecessor," within the meaning of sections 3121(a)(1) and 3306(b)(1) of the Code with respect to Transferred Employees for purposes of taxes imposed under the Federal Unemployment Tax Act ("FUTA") or the Federal Insurance Contributions Act ("FICA") and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to a Transferred Employee for the calendar year in which the Closing Date occurs.

                      6.8. Transfer of the Marks. The Seller agrees that upon the Closing, it shall:

                             (a)  transfer all its rights in the Marks to the
Licensor, whose sole corporate purpose shall be to hold and license the Marks;

                             (b) transfer 40 shares of the Licensor's Class B
Common Stock (the "Shares") to the Buyer, which shares shall represent 40% of the issued common stock of the Licensor; and

                             (c) ensure that the Licensor's articles of
incorporation and by-laws (the "Licensor Organizational Documents") provide: (i) that the Licensor's sole corporate purpose shall be to hold and license the Marks, (ii) that the Shares give the Buyer the right to appoint one director to the Licensor's board of directors and (iii) that the unanimous consent of the directors shall be necessary to (A) amend the Licensor Organizational Documents,
(B) pledge, assign or otherwise transfer the Marks and (C) file or consent to the filing of any petition to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make any assignment for the benefit of any creditor.

               7. Conditions Precedent to the Obligations of the Buyer. The obligation of the Buyer to enter into and complete the Closing is subject to the fulfill ment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer:

                      7.1. Representations and Covenants. The representations and warranties of the Seller contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date. The Seller shall have delivered to the Buyer a certificate, dated the date of the Closing and signed by an officer of the Seller, to the foregoing effect.

                      7.2. Consents and Approvals. The Seller shall have obtained the consent of its shareholders (the "Shareholder Consent") and all other Required Consents, and the Buyer shall have been furnished with evidence reasonably satisfactory to it that such Shareholder Consent and Required Consents have been obtained and remain in full force and effect.

                      7.3. Opinion of Counsel to the Seller. The Buyer shall have received the opinion of Kramer Levin Naftalis & Frankel LLP, counsel to the Seller, as of the Closing Date, addressed to the Buyer, in a form to be mutually agreed upon by the Buyer and the Seller.

                      7.4.   Additional Closing Documents.

                             7.4.1  Closing Documents of the Seller.  The Seller
shall have executed and delivered to the Buyer the following documents, each dated as of the Closing Date:

                             (a)    a bill of sale and assignment in a form to
be mutually agreed upon by the Buyer and the Seller;

                             (b)    an assignment and assumption in a form to be
mutually agreed upon by the Buyer and the Seller (a "Real Property Lease Assignment and Assumption Agreement") for each Real Property Lease;

                             (c)    a lease relating to the Seller's mainframe
computer and software (the "Computer and Software Lease") in a form to be mutually agreed upon by the Buyer and the Seller;

                             (d)    a lease relating to the Seller's facility in
Carthage, Missouri (the "Facility Lease") in a form to be mutually agreed upon by the Buyer and the Seller; and

                             (e)    such further instruments of sale, transfer,
conveyance, assignment or delivery covering the Assets or any part thereof as the Buyer may reasonably require to assure the full and effective sale, transfer, conveyance, assignment or delivery to it of the Assets (including the Permits, to the extent transferable).

                             7.4.2  Closing Documents of the Licensor.  The
Seller shall have caused the Licensor to execute, the Licensor shall have executed and the Seller shall have delivered to the Buyer, the Trademark License dated as of the Closing Date.

                      7.5. Non-Compete Agreements. Each of the following non-compete agreements remain in full force and effect:

                             (a) the non-compete agreement in the form of
Exhibit B by and between the Buyer and the Seller (the "Seller Non-Compete Agreement"); and

                             (b) the non-compete agreement in the form of
Exhibit C by and between the Buyer and S. Peter Lebowitz (the "Shareholder Non-Compete Agreement").

                      7.6. Title Insurance. The Buyer shall have received an owner's extended coverage policy of title insurance with respect to each parcel of Owned Real Property, issued on the date of Closing by Chicago Title Insurance Company or another title insurance company reasonably acceptable to counsel for the Buyer (the "Title Company"). Each such title insurance policy shall be in an amount designated by the Buyer (but not in excess of the portion of the Purchase Price allocable thereto) and shall insure the Buyer's ownership of fee title without any of the Schedule B standard preprinted exceptions (other than taxes not yet due and payable) and free and clear of Title Defects and other exceptions to or exclusions from coverage other than Permitted Liens. Each such title insurance policy shall otherwise be in form reasonably satisfactory to counsel to the Buyer.

                      7.7. Survey. The Buyer shall have received a current survey of each parcel of Owned Real Property prepared in insurable form in accordance with standards applicable to registered and licensed land surveyors making surveys in the States in which such parcels are located and in accordance with the further provisions of this Section 7.7. Each such survey shall be certified to the Buyer and the Title Company and shall show (i) the courses and distances of all boundary lines of such parcel (including, appurtenant easements), (ii) the location of all Improvements situated on or above such parcel and on or above any easements or rights of way affecting said parcel,
(iii) all encroachments of adjoining properties or improvements onto such parcel, (iv) all encroachments of Improvements onto any adjoining property, (v) the location of all easements and other rights burdening such parcel and all encroachments of Improvements onto the areas of such easements, (vi) the location of all roadways, alleys, rights of way and the like affecting such parcel, (vii) all accessways from such parcel to public streets and (viii) such other facts and conditions affecting such parcel as are appropriate, or as may have been reasonably requested by the Buyer, to be shown on such survey. Each such survey shall otherwise be in form reasonably satisfactory to counsel for the Buyer.

                      7.8. Tax Returns. The Buyer shall have received any and all real property transfer tax returns and other similar filings required by law in connection with the transactions contemplated hereby and relating to the Owned Real Property, any part thereof or ownership interest therein, all duly and properly executed and acknowledged by the Seller. The Seller shall also have executed such affidavits in connection with such filings as shall have been required by law or reasonably requested by the Buyer.

                      7.9. FIRPTA Affidavit. The Buyer shall have received an affidavit of an officer of the Seller sworn to under penalty of perjury, setting forth the Seller's address and Federal tax identification number and stating that the Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

                      7.10 Landlord Estoppel Certificate. The Buyer shall have received, at the Sellers' expense, a current estoppel certificate from the landlord under each Real Property Lease stating (i) that such Real Property Lease is in full force and effect and has not been amended, modified or supplemented other than as set forth on Schedule 4.15(b)(i); (ii) that all rent and other sums and charges payable under such Real Property Lease are current, and setting forth the date through which such payments have been made; (iii) the amount of any tenant security or other similar deposit held by or on behalf of such landlord under such Real Property Lease; (iv) that no notice of default on the part of the Seller or termination notice has been served under such Real Property Lease which remains outstanding; (v) that, to the knowledge of such landlord, no uncured default or termination event or condition exists under such Real Property Lease, and that no event has occurred or condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition; and (vi) that the consummation of the transactions contemplated under this Agreement will not constitute a default under such Real Property Lease or grounds for the termination thereof or for the exercise of any other right or remedy adverse to the interests of the tenant thereunder.

                      7.11 Repayment of Loans. The Seller shall apply [90%] of the Purchase Price to the repayment of amounts borrowed under its revolving loan and credit agreement (the "Credit Facility") with NationsCredit Commercial Funding ("NationsCredit") in accordance with the terms of the Credit Facility, and the Buyer shall have received evidence satisfactory to it that NationsCredit has released all Liens relating to the Assets and waived any claims it may have against the Buyer pursuant to any applicable fraudulent conveyance, insolvency, bankruptcy, liquidation or reorganization statute.

               8. Conditions Precedent to the Obligation of the Seller. The obligation of the Seller to enter into and complete the Closing is subject, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Seller:

                      8.1. Representations and Covenants. The representations and warranties of the Buyer contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Buyer shall have delivered to the Seller a certificate, dated the date of the Closing and signed by an officer of the Buyer, to the foregoing effect.

                      8.2. Consents and Approvals. Shareholder Consent and all other Required Consents shall have been obtained and be in full force and effect.

                      8.3. Additional Closing Documents of the Buyer. The Buyer shall have executed and delivered to the Seller the following documents, each dated the Closing Date:

                             (a)    an assumption of liabilities in a form to be
mutually  agreed  upon  by  the  Buyer  and  the  Seller  (the   "Assumption  of
Liabilities");

                             (b)    a Real Property Lease Assignment and
Assumption Agreement for each Real Property Lease;

                             (c)    the Computer and Software Lease; and

                             (d) the Facility Lease.

                      8.4. Opinion of Counsel to the Buyer. The Seller shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Buyer, as of the Closing Date, addressed to the Seller in a form to be mutually agreed upon by the Buyer and the Seller.

                      8.5. Non-Compete Agreements. Each of the following non-compete agreements remain in full force and effect:

                             (a) the Seller Non-Compete Agreement; and

                             (b) the Shareholder Non-Compete Agreement.

               9.     Post-Closing Covenants and Agreements.
                      -------------------------------------

                      9.1. Prorations. All real estate and personal property Taxes and all rents, utilities and other charges against, or payable by the owner of, any of the Assets (including the Real Property) relating to a time period beginning prior to, and ending after, the Closing shall be prorated (based on the most recent available tax statement, latest tax valuation and latest bills) as of the Closing. If the Closing occurs before the tax rate is fixed for the then current fiscal or calendar year, whichever is applicable, the proration of the corresponding Taxes shall be on the basis of the tax rate for the last preceding year applied to the latest assessed valuation. The Seller's estimated accrued liability (to the Closing) for any of the above-described Taxes and charges that are due and payable after the Closing shall be a credit against the amount payable at the Closing by the Buyer and the amount of all of the above described Taxes and charges that were paid prior to the Closing but relate to periods after the Closing, as well as the amount of all security deposits under Real Property Leases, shall be added to the Purchase Price payable by the Buyer at the Closing.

                      9.2. Bulk Sales Laws. The Buyer hereby waives compliance with the provisions of any bulk transfer laws applicable to the transactions contemplated by this Agreement. The Seller agrees promptly and diligently to pay and discharge when due or to contest or litigate all claims of creditors that are asserted against the Buyer by reason of any non-compliance with such laws.

                      9.3. Further Assurances. At any time and from time to time after the Closing, at the Buyer's request and without further consideration, the Seller shall execute and deliver such further documents, and perform such further acts, as may be necessary in order to effectively transfer and convey the Assets to the Buyer, on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the Contemplated Transactions.

               10. Survival of Representations and Warranties of the Seller. All representations, warranties, covenants and agreements in this Agreement shall survive the execution and delivery hereof and the Closing hereunder. All representa tions and warranties of the Seller contained in this Agreement shall terminate and expire two years after the Closing Date, except for (i) those representations and warranties in Sections 4.1, (first sentence only) 4.3, 4.4,
4.10 (clauses (a) and (b) only) and 4.19, which representations and warranties shall survive without any limitation; and (ii) those representations and warranties, the breach of which the Buyer shall have given notice to the Seller prior to the expiration of the two year period referred to in the foregoing clause.

               11.    Indemnification.
                      ---------------

                      11.1. Obligation of the Seller to Indemnify. Subject to the limitations contained in Article 10 and Section 11.4, the Seller agrees to indemnify, defend and hold harmless the Buyer (and its directors, officers, employees, affiliates, successors and assigns) from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by the indemnified party in any action or proceeding between the indemnifying party and the indemnified party or between the indemnified party and any third party, or otherwise) ("Losses") based upon, arising out of or otherwise in respect of: (a) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Seller contained in this Agreement or in any Documents delivered by the Seller pursuant to this Agreement; or (b) any Excluded Liability.

                      11.2. Obligation of the Buyer to Indemnify. The Buyer shall indemnify, defend and hold harmless the Seller (and its directors, officers, employees, affiliates, successors and assigns) from and against any Losses based upon, arising out of or otherwise in respect of: (a) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or in any Documents delivered by the Buyer pursuant to this Agreement; or (b) any Assumed Liability.

                      11.3.  Notice and Opportunity to Defend.
                             --------------------------------

                             11.3.1 Notice of Asserted Liability.  The party
making a claim under this Article 11 is referred to as the "Indemnitee," and the party against whom such claims are asserted under this Article 11 is referred to as the "Indemnifying Party." All claims by any Indemnitee under this Article 11 shall be asserted and resolved as follows: Promptly after receipt by an Indemnitee of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, an Environmental Claim or Environmental Compliance Costs, the Indemnitee shall give notice thereof (the "Claims Notice") to the Indemnifying Party. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                          11.3.2 Opportunity to Defend.
                                 ---------------------

                             (a)  The Indemnifying Party may elect to compromise
or defend, at its own expense and by its own counsel, any Asserted Liability, except any Asserted Liability which is likely to result in Environmental
Compliance Costs, which shall be subject to Section 11.3.2(b). If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that (i) if the settlement or compromise does not result in any liability to the Indemnifying Party, consent to settlement or compromise shall not be unreasonably withheld and (ii) if the Indemnitee is fully released from any potential Liability, consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                             (b)    Notwithstanding anything to the contrary in
Section 11.3.2(a), the Indemnitee shall have the exclusive right at its option to manage and control all actions resulting in Environmental Compliance Costs with respect to which the Indemnitee has made a claim for indemnification pursuant to Section 11.1 hereof. The Indemnitee shall keep the Indemnifying Party fully informed of the progress of such actions. The Indemnifying Party shall be obligated to indemnify the Indemnitee for all Environmental Compliance Costs resulting from such actions to the extent such Environmental Compliance Costs resulted from occurrences or conditions which occurred or existed on or prior to the Closing Date; provided, however, that the Indemnifying Party shall not be obligated to indemnify the Indemnitee pursuant to Section 11.1 hereof to the extent that any Environmental Compliance Costs for which the Indemnitee seeks indemnification are not incurred or undertaken in a manner in which a prudent business person acting in a commercially reasonable manner, seeking to mitigate such Environmental Compliance Costs to the extent reasonably possible, would do so.

                      11.4. Limitation on Indemnification. The Seller shall not be obligated to pay any amounts for indemnification provided for in Section 11.1(a) for breaches of representations or warranties until the aggregate of such amounts equals

$50,000 (the "Basket Amount"), whereupon the Seller shall be obligated to pay in full all such amounts for such indemnification, including the Basket Amount; provided, however, that the Seller shall not be obligated to pay such amounts in the aggregate in excess of 50% of the sum of (i) the Purchase Price and (ii) the total amount of the payments to be made under the Seller Non-Compete Agreement.

                      11.5. Payment under Indemnification Provisions. The Buyer shall have the right to offset any amounts due to it from the Seller under
Section 11.1 hereof, from the amount the Buyer is obligated to pay to the Seller under the Seller Non-Compete Agreement. This right of the Buyer shall not be considered exclusive, and the Buyer shall have the right to collect any amounts due from the Seller under Section 11.1 by whatever means are available under law or in equity.

               12.    Termination of Agreement.
                      ------------------------

                      12.1. Termination. This Agreement may be terminated prior to the Closing as follows:

                             (a)    by either party, if the other party has
breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot reasonably be, or is not, cured by the Closing Date;

                             (b)    by either party,  if the Closing Date shall
not have occurred before August 15, 1999, for any reason other than the failure of the party purporting to terminate this Agreement to perform its obligations hereunder;

                             (c)    at any time on or prior to the Closing Date,
by mutual written consent of the Seller and the Buyer.

                      If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 12.2.

                      12.2. Survival After Termination. If this Agreement terminates pursuant to Section 12.1, it shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the nonsatisfaction of the conditions set forth in Articles 7 and 8 resulting from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of another party under this Agreement. Notwithstanding anything in this Agreement to the contrary, Sections 12.3, 13.2 and 13.6 shall survive any termination of this Agreement.

                      12.3. Termination Payments. In the event that this Agreement is terminated prior to the Closing on account of the Seller's failure to obtain

Shareholder Consent, the Seller shall pay the Buyer (a) an amount equal to the reasonable out-of-pocket costs, including attorneys fees, the Buyer incurred in connection with the Contemplated Transactions (the "Termination Costs") and (b) a termination fee (the "Termination Fee") of $150,000; provided, however, that if, within one year of the date upon which this Agreement is terminated, the Seller enters into (i) an agreement for the disposition, directly or indirectly, of a material portion of the Assets or of the workwear lines of business of the Seller or (ii) any business combination then the Termination Fee shall also include 25% of any amount in excess of $7 million total consideration paid, including any deferred compensation.

               13.    Miscellaneous.
                      -------------

                      13.1. Certain Definitions. As used in this Agreement, the following terms have the following meanings:

        "affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person.

        "Benefit Plan" means any employee benefit plan, arrangement, policy or commitment (whether or not an employee benefit plan within the meaning of section 3(3) of ERISA), including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan or any holiday or vacation practice, as to which the Seller or any Commonly Controlled Entity has or in the future could have any direct or indirect, actual or contingent liability.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commonly Controlled Entity" means any entity which is under common control with the Seller within the meaning of Code section 414(b), (c), (m), (o) or (t).

        "Documents" means documents, Contracts, instruments, certificates, notices, consents, affidavits, letters, telegrams, telexes, statements, schedules (including Schedules to this Agreement), exhibits (including Exhibits to this Agreement) and any other papers whatsoever.

        "Employee" means any individual employed at any time by the Seller.

        "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

        "Environmental Compliance Costs" means any expenditures, costs, assessments or expenses (including, without limitation, any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, disbursements and expenses of attorneys, experts, personnel and consultants), whether direct or indirect, necessary to cause the operations, real property, assets, equipment or facilities owned, leased, operated or used by the Seller to be in compliance with any and all requirements, as in effect at the Closing Date, of Safety and Environmental Laws, principles of common law concerning pollution, protection of the Environment or health and safety, or Permits issued pursuant to Safety and Environmental Laws; provided, however, that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal maintenance of such real property, assets, equipment or facilities or the replacement of equipment in the normal course of events due to ordinary wear and tear.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Hazardous Substance" means any toxic waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Safety and Environmental Law.

        "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith; (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (d) all mask works and all applications, registrations and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (f) all computer software (including data and related documentation); (g) all other proprietary rights; and (h) all copies and tangible embodiments in any of the foregoing (in whatever form or medium).

        "IRS" means the Internal Revenue Service.

        "Liability" means any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be set forth on a financial statement or in the notes thereto.

        "Lien" means any lien, pledge, mortgage, security interest, claim, lease, license, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance or any other restriction or limitation whatsoever.

        "Pension Plan" means any Benefit Plan which is a pension plan within the meaning of ERISA section 3(2) (regardless of whether the plan is covered by ERISA).

        "Person" means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

        "property" or "properties" means real, personal or mixed property, tangible or intangible.

        "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

        "Remedial Action" means all actions, whether voluntary or involuntary, reasonably necessary to comply with, or discharge any obligation under, Safety and Environmental Laws to: (a) clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the indoor or outdoor Environment; (b) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or (c) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

        "Safety and Environmental Laws" means all Laws and Orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 121 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. ss.2601 et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq. and analogous state acts.

        "Subsidiary" means as to any Person, any corporation 50% or more of the outstanding voting power of which, or any partnership, joint venture or other entity 50% or more of the total equity interest of which, is directly or indirectly owned by such Person.

        "Tax Return" means all tax returns, reports, forms, and other such documents.

                      13.2. Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement, each and every agreement and instrument contemplated hereby or the Contemplated Transactions may be instituted in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or each such other agreement and instrument or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by regis tered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction according to the laws of such jurisdiction.

                      13.3. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                             (i)  if to the Buyer, to:

                               Walls Industries, Inc.
                               1905 N. Main Street
                               Cleburne, TX 76033

                                            Attention: Albert Archer
                                            Telephone: (817) 645-4366
                                            Facsimile: (817) 645-7946

                                    and with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064

                                            Attention: Robert M. Hirsh, Esq.
                                            Telephone: (212) 373-3000
                                            Facsimile: (212) 757-3990

                             (ii) if to the Seller, to:

                             Big Smith Brands, Inc.
                                    7100 W. Camino Real Blvd.
                                    Boca Raton, FL  33433

                                            Attention: S. Peter Lebowitz
                                            Telephone: (561) 367-8283
                                            Facsimile: (561) 367-8986


                                 with a copy to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, New York 10022

                                            Attention: Michael S. Nelson, Esq.
                                            Telephone: (212) 715-9100
                                            Facsimile:  (212) 715-8000

                      Any party may by notice given in accordance with this Section to the other parties designate another address or Person for receipt of notices hereunder.

                      13.4. Entire Agreement. This Agreement (including the Exhibits and Schedules) and any collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements, written or oral, with respect thereto.

                      13.5.  Waivers and Amendments; Non-Contractual
Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Buyer and the Seller or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                      13.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                      13.7. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law, except that the Buyer may assign its rights hereunder to any of its affiliates, to any successor to all or substantially all of its business or assets or to any bank or other financial institution that may provide financing for the Contemplated Transactions.

                      13.8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                      13.9. Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                      13.10. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

               IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                            BUYER:

                                            WALLS INDUSTRIES, INC.,
                                            CLEBURNE, TEXAS


                                            By:  /s/ Albert A. Archer
                                                 -------------------------------
                                                 Name:  Albert A. Archer
                                                 Title: President


                                           SELLER:

                                            BIG SMITH BRANDS, INC.


                                       By:


                                             By: /s/ S. Peter Lebowitz
                                                 -------------------------------
                                                 Name:  S. Peter Lebowitz
                                                 Title: President